Exhibit 10.2

Certain identified information has been omitted from this document because it is not material and is treated as private or confidential. Such information has been marked with “[***]” to indicate where omissions have been made.

This Agreement dated for reference October 27, 2021.

BETWEEN:

SANTE VERITAS THERAPEUTICS INC.,

a British Columbia corporation having a

registered office at Suite 2400, 745 Thurlow Street,

Vancouver, British Columbia

(the “Vendor”)

AND:

1120419 B.C. LTD.

a British Columbia corporation having a

registered office at 4520 Franklin Avenue,

Powell River, British Columbia

(the “Purchaser”)

RECITALS:

A.	The Vendor is the owner of certain tangible and intangible assets which relate to, or are used or held for use in connection the operation of a cannabis growing facility (the "Business") located in Powell River, British Columbia.

B.	The Vendor has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Vendor, the aforesaid assets on the terms and conditions contained herein.

THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, the parties agree as follows:

1.              PURCHASE AND SALE

Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor, as of October 27, 2021 (the “Closing Date”) all legal and beneficial right, title and interest in the tangible and intangible assets, including chattels, equipment, furnishings, leasehold improvements, machinery, supplies, plans, licensing information which relate to, or are used or held for use in connection with the Business and are presently located on the premises at 6270 Yew Street, Powell River, B.C. all of which are more particularly described in Schedule A to this Agreement (collectively, the “Purchased Assets”).

2.              PURCHASED ASSETS "AS IS WHERE IS"

Subject to the express representations made by the Vendor herein, the Purchased Assets are conveyed by the Vendor to the Purchaser “as is” and “where is”, with no representations or warranties as to merchantability, condition or fitness for use.

3.              PURCHASE PRICE AND PAYMENT

Subject to the provisions herein, the purchase price for the Purchased Assets is $900,000.00 (the "Purchase Price"), and shall be paid and satisfied as follows:

(a)	$75,000.00 by lawyer’s trust cheque delivered to the Vendor’s lawyers on the Closing Date; and

(b)	the balance of the purchase price by the forgiveness and release from liability those amounts claimed to be owed by the Vendor to the Purchaser and other contractors as more particularly described in Schedule B to this Agreement (collectively, the “Existing Liabilities”);

4.              ALLOCATION OF PURCHASE PRICE

The Purchase Price shall be allocated among the Purchased Assets for all purposes (including tax and financial accounting) as shown on the allocation schedule set forth on Schedule C to this Agreement (the “Allocation Schedule”). The Allocation Schedule shall be prepared in accordance with applicable law. Purchaser and Vendor shall file all returns, declarations, reports, information returns and statements and other documents relating to taxes (including amended returns and claims for refund) in a manner consistent with the Allocation Schedule.

5.              SOCIAL SERVICES TAX / GOODS AND SERVICES TAX

The Purchaser will be liable for and shall pay all provincial sales taxes, registration charges and transfer fees properly payable upon and in connection with the sale and transfer of the Purchased Assets by the Vendor to the Purchaser (the "Transfer Taxes"), including all applicable goods and services tax imposed under Part IX of the Excise Tax Act (Canada) and any applicable provincial sales tax imposed under the Provincial Sales Tax Act (British Columbia). Subject to Section 6(b), the Purchaser shall pay the applicable GST and PST to Vendor on Closing concurrent with the payment of the Purchase Price.

6.              TAX ELECTIONS

The Vendor and the Purchaser agree:

(a)	to jointly elect in the prescribed manner and at the prescribed time in their returns pursuant subsection 13(4.2) of the Income Tax Act (Canada), and the corresponding provisions of applicable provincial legislation, to have such provisions apply in respect of the purchase and sale of the Purchased Assets; and

(b)	at closing, to make the elections provided for by s. 167 of the Excise Tax Act.

7.              COVENANT TO PAY TRANSFER TAXES

The Purchaser agrees to promptly pay all Transfer Taxes, or other taxes, duties, claims or charges imposed on and/or related to the sale of the Purchased Assets to the Purchaser under this Agreement by any tax authority or other governmental agency and to defend, indemnify and hold the Vendor harmless from and against any such taxes, duties, claims, or charges and any penalties and interest charged thereon for payment thereof by any tax authority or other governmental agency. To the extent that a payment made hereunder is deemed to be inclusive of GST or similar taxes pursuant to section 182 of the ETA or similar legislation to be inclusive of GST or a similar tax, the amount payable shall be grossed up accordingly. Purchaser is registered under subdivision d of Division V of Part IX of the Excise Tax Act (Canada) with registration number 711862920 RT0001. The Purchaser shall self-assess and remit the applicable GST imposed under Part IX of the Excise Tax Act (Canada) (the “ETA”), in respect of the real property Purchased Assets, to the Receiver General of Canada as required by subsection 228(4) of the ETA. The Vendor will, by virtue of paragraph 221(2)(b) of the ETA, not be required to collect GST from the Purchaser in respect of the real property Purchased Assets.

8.              INDEMNIFICATIONS

The Purchaser agrees to defend, indemnify and hold harmless Vendor, any parent, subsidiary or affiliate of Vendor, including TILT Holdings Inc. (“TILT”), and any director, officer, employee, stockholder, agent or attorney of Vendor or of any parent, subsidiary or affiliate of Seller, including TILT, from and against and in respect of any Loss which arises out of or results from:

(a)	any breach by Purchaser of any covenant, or the inaccuracy or untruth of any representation or warranty of Purchaser made herein;

(b)	the use of the Purchased Assets after the Closing;

(c)	applicable Transfer Taxes and any interest and penalties charged thereon, assessed against Vendor by any governmental authority if such Transfer Taxes should have been payable by the Purchaser or as a result of the Vendor failing to collect or the Purchaser failing to pay or remit any Transfer Taxes.

The Vendor agrees to defend, indemnify and hold harmless the Purchaser, any parent, subsidiary or affiliate of the Purchaser, and any director, officer, employee, agent or attorney of the Purchaser or of any parent, subsidiary or affiliate of the Purchaser (collectively, the “Vendor Indemnitees”) from and against and in respect of any Loss which arises out of or results from:

(a)	any breach by the Vendor of any covenant, or the inaccuracy or untruth of any representation or warranty of the Vendor made herein; and

(b)	any applicable Transfer Taxes and any interest and penalties charged thereon, assessed against the Purchaser by any governmental authority as a result of the Vendor failing to pay or remit such Transfer Taxes, provided such Transfer Taxes were paid or remitted by the Purchaser to the Vendor.

For the purpose of this Section 8 and when used elsewhere in this Agreement, “Loss” shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.

9.              PURCHASED ASSETS "AS IS WHERE IS"

The Vendor is selling and the Purchaser is acquiring all right, title and interest in and to the Purchased Assets “as is” and “where is”, with no representations or warranties as to merchantability, fitness or usability or in any other regard (except for the limited representations and warranties specifically set forth below) and the Vendor does not agree to defend, indemnify or hold harmless Purchaser, or any parent, subsidiary or affiliate of Purchaser, or any director, officer, employee, shareholder, agent or attorney of Purchaser or of any parent, subsidiary or affiliate of Purchaser from and against and in respect of any Loss which arises out of or results from the transaction described herein; provided, however, that nothing in this Section 9 shall relieve Vendor of any liability for breach of this Agreement (including the representations and warranties specifically set forth below).

10.            VENDOR REPRESENTATIONS

The Vendor represents and warrants to the Purchaser as representations and warranties that are true as at the date hereof, and will be true at the Closing Date, and that are to continue and to survive the purchase of the Purchased Assets, that:

(a)	the Vendor is duly incorporated, validly existing, and in good standing with respect to the filing of annual reports under the law of British Columbia has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated herein;

(b)	all necessary corporate action on the part of the directors and shareholders of the Vendor has been taken to authorize and approve the execution and delivery of this Agreement and the completion of the transactions contemplated herein;

(c)	to the Vendor’s knowledge after reasonable inquiry, the Vendor is the sole legal and beneficial owner of the Purchased Assets and has a good marketable title to the Purchased Assets free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances and other claims except for the Existing Liabilities;

(d)	except for the Existing Liabilities, to the knowledge of the Vendor, there is no litigation or administrative or governmental proceeding or inquiry pending, or threatened against or relating to the Assets, nor does the Vendor know of any reasonable basis for any such action, proceeding or inquiry;

(e)	the Vendor sells, assigns, transfers and conveys all of its right, title and interest in and to the Assets to the Purchaser “as is” and “where is”, with no representations or warranties as to merchantability, fitness or use; and

(f)	the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act.

11.            PURCHASER REPRESENTATIONS

The Purchaser represents and warrants to the Vendor as representations and warranties that are true as at the date hereof, and will be true at the Closing Date, and that are to continue and to survive the purchase of the Purchased Assets, that:

(a)	the Purchaser is duly incorporated, validly existing, and in good standing with respect to the filing of annual reports under the law of British Columbia has full power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated herein;

(b)	all necessary corporate action on the part of the directors and shareholders of the Purchaser has been taken to authorize and approve the execution and delivery of this Agreement and the completion of the transactions contemplated herein;

(c)	except for the Existing Liabilities, there is to the knowledge of the Purchaser no litigation or administrative or governmental proceeding or inquiry pending against or relating to the Purchased Assets, or which would prevent, enjoin or otherwise delay the transactions contemplated by this Agreement, nor does the Purchaser know of any reasonable basis for any such action, proceeding or inquiry;

(d)	the Purchaser is acquiring the Purchased Assets “as is” and “where is”, and has conducted its own independent investigation, review and analysis as to merchantability, condition and fitness for use of the Purchased Assets and has relied solely upon its own investigation and the express representations and warranties of the Vendor set forth in this Agreement in proceeding with the transactions contemplated herein;

(e)	neither the Vendor or any other person has made any representation or warranty as to the Purchased Assets, except as expressly set forth in section 9 of this Agreement; and

(e)	the Purchaser is not a non-resident of Canada within the meaning of the Income Tax Act.

12.            SURVIVAL OF REPRESENTATIONS

All representations and warranties made by Purchaser herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of two (2) years after the Closing. All representations and warranties made by Vendor herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of three (3) months after the Closing.

13.            CONFIDENTIALITY

Each Party agrees to keep in strict confidence all information regarding the final terms of this Agreement. The provisions of this paragraph shall not apply to disclosure to a Party’s legal, accounting or other professional advisors under the same condition of confidentiality, or to any information which is or shall become part of the public domain (unless through a breach of this Agreement), or which is obtained from third parties with a right to disclose such information free of any obligation of confidentiality. A Party is permitted to disclose any such confidential information if required to do so by law (including any order of a court or regulatory authority); provided, however, the disclosing Party shall promptly notify the other Party of any such requirement and shall limit the disclosure of such confidential information to the extent reasonably possible.

14.            PUBLIC ANNOUNCEMENTS

The parties hereto shall not issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other parties, except as required by law, and the Purchaser acknowledges that TILT may be required to disclose this Agreement and the transactions contemplated hereby in accordance with applicable laws.

15.            PURCHASER'S CONDITIONS PRECEDENT

The obligation of the Purchaser to complete the transactions contemplated herein on the Closing Date is subject to the following conditions (the "Purchaser’s Conditions") being satisfied or waived on or before 5:00 p.m. on October 27, 2021:

(a)	the Purchaser having arranged for the release and discharge of the Existing Liabilities; and

(b)	the Purchaser having entered into an agreement with Meridian 125W Cultivation Ltd. with respect to the acquisition of the Purchased Assets or the assignment of this Agreement.

The Purchaser’s Conditions are for the Purchaser’s sole benefit and may be waived unilaterally by the Purchaser, at the Purchaser’s election and if such Purchaser’s Conditions are not satisfied or waived within the time herein provided then the Purchaser’s obligation to purchase the Purchased Assets will be at an end, provided that the Purchaser shall remain bound by the confidentiality provisions of section 11 hereof.

16.            VENDOR'S CONDITION PRECEDENT

The obligation of the Vendor to complete the transactions contemplated herein on the Closing Date is subject to the following condition (the "Vendor’s Condition") being satisfied or waived on or before 5:00 p.m. on October 27, 2021:

(a)	the Vendor having arranged for the satisfactory release and discharge of the Vendor's obligations under the lease agreement between the Vendor and the City of Powell River dated for reference November 15, 2016, as amended on July 7, 2017;

(b)	the Vendor being satisfied with the form and substance of the release and discharge of the Existing Liabilities provided by the Purchaser in part satisfaction of the Purchase Price.

The Vendor’s Condition is for the Vendor’s sole benefit and may be waived unilaterally by the Vendor, at the Vendor’s election and if such Vendor’s Condition is not satisfied or waived within the time herein provided then the Vendor’s obligation to sell the Purchased Assets will be at an end, provided that the Vendor shall remain bound by the confidentiality provisions of section 11 hereof.

17.            TIME AND PLACE OF CLOSING

Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Assets will be completed at a closing to be held at 11:00 a.m., local time in Vancouver, British Columbia, on the Closing Date at the offices of the Purchaser’s solicitors or at such other time and date agreed upon in writing between the parties.

18.            FINALIZATION OF ASSET LIST

Three days prior to the Closing, or at such earlier timed as the parties may agree, representatives of the Vendor and the Purchaser will jointly conduct a physical inspection of the Purchased Assets and record in writing an itemized list of Purchased Assets which will be signed by the Vendor and the Purchaser or their representatives and shall constitute the final list of Purchased Assets conveyed by the Vendor to the Purchaser.

19.            DOCUMENTS TO BE DELIVERED BY THE VENDOR

At the closing the Vendor will deliver or cause to be delivered to the Purchaser:

(a)	a Bill of Sale in the form set out in Schedule D, and all such transfers and assignments, in form and content satisfactory to the Purchaser’s counsel, appropriate to effectively vest a good and marketable title to the Purchased Assets in the Purchaser to the extent contemplated by this Agreement;

(b)	possession of the Purchased Assets;

(c)	the elections under s. 167 of the Excise Tax Act as contemplated in section 5 hereof; and

(d)	certified copies of those resolutions of the shareholders and directors of the Vendor required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement.

20.            DOCUMENTS TO BE DELIVERED BY THE PURCHASER

At the closing the Vendor will deliver or cause to be delivered to the Purchaser:

(a)	lawyer’s trust cheque for that portion of the Purchase Price payable in cash;

(b)	the release and discharge of the Existing Liabilities, in a form reasonably satisfactory to the Vendor's solicitors; and

(c)	the elections under s. 167 of the Excise Tax Act as contemplated in section 4 hereof; and

(d)	certified copies of those resolutions of the shareholders and directors of the Purchaser required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Purchaser under this Agreement.

21.            AS-IS SALE; DISCLAIMERS; RELEASE

PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING VENDOR SHALL SELL AND CONVEY ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE PURCHASED ASSETS TO PURCHAER AND VENDOR SHALL ACCEPT THE PURCHASED ASSETS “AS IS, WHERE IS, WITH ALL FAULTS”. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND VENDOR AND ITS AFFILIATES, INCLUDING TILT, DO NOT MAKE, HAVE NOT MADE (AND HEREBY EXPRESSLY DISCLAIM) AND ARE NOT LIABLE FOR OR BOUND BY, ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ANY WARRANTIES THAT MAY ARISE FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE PERTAINING TO THE PURCHASED ASSETS OR RELATING THERETO MADE OR FURNISHED BY VENDOR OR ITS AFFILIATES OR REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN. BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PURCHASED ASSETS ARE BEING SOLD “AS IS, WHERE IS, WITH ALL FAULTS.”

22.            INSPECTIONS AND INVESTIGATIONS

PURCHASER ACKNOWLEDGES TO VENDOR THAT PURCHASER HAS HAD THE OPPORTUNITY TO CONDUCT PRIOR TO CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE PURCHASED ASSETS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE PURCHASED ASSETS AND ITS ACQUISITION THEREOF. PURCHASER FURTHER WARRANTS AND REPRESENTS TO VENDOR THAT PURCHASER IS RELYING SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF VENDOR, OR ITS AFFILIATES, INCLUDING TILT, AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. PURCHASER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S REVIEW AND INSPECTIONS AND INVESTIGATIONS.

23.            NOTICES

All notices, directions, or other instruments required or permitted to be given to the parties hereto shall be in writing and shall be delivered to the address of the party to whom it is directed as set below:

to the Vendor:	Sante Veritas Therapeutics Inc.
2801 E.Camelback Rd. #180
Phoenix, AZ 85018

Attention:	Legal Department

Email: [***]

with a copy to:	McCarthy Tetrault LLP
(which shall not	745 Thurlow Street, Suite 2400
constitute notice)	Vancouver, BC V6E 0C5

and

to the Purchaser:	1120419 B.C. Ltd.
4520 Franklin Avenue
Powell River, BC V8A 3E3

Attention:	Chris Orlinis

Email: [***]

Every such notice shall be deemed to have been given:

(a)	when delivered by hand (with written confirmation of receipt);

(b)	when received by the addressee if sent by a nationally recognized overnight courier (receipt requested);

(c)	on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or

(d)	on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this section 9.05).

24.            CHANGE OF ADDRESS

Either Party may change the address for notice shown in this agreement by delivering notice to the other Party of the new address, and such change will take effect 1 day after the notice is delivered.

25.            FURTHER ASSURANCES

This agreement constitutes the legal transfer by the Vendor of title to the Purchased Assets to the Purchaser as of the Effective Date. The Vendor shall, from time to time as and when requested by the Purchaser, and at the expense of the Purchaser, do, execute and cause to be made, done and executed all such further documents, assignments and assurances that may be necessary and that may be reasonably required by the Purchaser for more completely and effectively vesting the Purchased Assets in the Purchaser and whether for the purpose of registration or otherwise. The parties hereby agree that they will execute all such documents, instruments and agreements and perform such further acts and supply to any federal or provincial taxing authority such information as may be necessary from time to time to carry out the terms and intent of this agreement.

26.            ASSIGNMENT

The Purchaser may assign and transfer all, but not less than all, of its rights and interest under this Agreement to Meridian 125W Cultivation Ltd., provided that (a) notice of such assignment is delivered to the Vendor; and (b) the Purchaser remains jointly and severally liable with Meridian 125W Cultivation Ltd. for all of obligations of the Purchaser hereunder.

27.            SURVIVAL OF CERTAIN OBLIGATIONS

Notwithstanding the assignment or termination of this Agreement, The obligations with respect to confidentiality set out in sections 12 and 13 herein shall such assignment or termination and continue in full force and effect.

28.            EXPENSES

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

29.            MODIFICATION

This agreement may not be modified or amended except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

30.            ENUREMENT

This agreement and all of its terms and provisions shall be binding upon and enure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

31.            SEVERABILITY

Should any part of this agreement be declared or held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement which shall continue in full force and effect and be construed as if this agreement had been executed without any such invalid or unenforceable portion and it is hereby declared the intention of the parties hereto that this agreement would have been executed without reference to any portion that may for any reason be hereafter declared or held invalid or unenforceable.

32.            LEGAL COUNSEL

Each party hereto acknowledges having been advised to obtain independent legal advice prior to signing this Agreement and by signing this Agreement that party represents to the other parties that it did obtain whatever independent legal advice deemed appropriate by that party.

33.            LIMITED RECOURSE

This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in Section 8. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates and each of their respective representatives arising under or based upon any law, except pursuant to the indemnification provisions set forth in Section 8. Nothing in this Section 33 shall limit any person’s right to seek and obtain any equitable relief to which such person shall be entitled.

34.            GOVERNING LAW

This agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia and of Canada as applicable therein.

35.            ARBITRATION

Any controversy, dispute, disagreement, or claim arising out of, relating to or in connection with this Agreement or any breach thereof, including any question regarding its existence, validity, or termination (each, a “Dispute”), shall be referred to, and finally and conclusively resolved by, binding arbitration. The following provisions shall govern any arbitration hereunder:

(a)	The place of arbitration shall be Vancouver, British Columbia, Canada and the law applicable to the substance of any Dispute shall be the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

(b)	Except to the extent the Parties agree otherwise in writing, the arbitration will be conducted in accordance with the Arbitration Act, S.B.C. 2020, c. 2 (the “Act”), the Vancouver International Arbitration Centre Domestic Arbitration Rules(the “Rules”) and this Agreement.

(c)	Notwithstanding the Rules, the Vancouver International Arbitration Centre (the “Centre”) shall not administer the arbitration. Rules calling for the Centre to administer the arbitration shall not apply.

(d)	An arbitration shall be commenced by delivering a notice to the other Party demanding arbitration under this Agreement, which notice must be delivered in accordance with the notice provisions of this Agreement and must contain a concise description of the matter in dispute.

(e)	The arbitration will be conducted by a single arbitrator. If, within twenty (20) days of the delivery of a notice demanding arbitration, the parties cannot agree on a suitable arbitrator, an arbitrator shall be selected in accordance with sections 14 and 28 of the Rules.

(f)	The language of the arbitration, including the hearings, documentation and award, shall be English.

(g)	A party may seek to enforce an arbitral award in any court having jurisdiction.

(h)	The Parties shall equally share the fees of the arbitrator and any applicable facility fees.

(i)	The Parties shall each bear their own legal costs and expenses of the arbitration.

(j)	Any decision of the arbitrator shall be final and binding on the Parties and their respective successors and assigns. Rules related to an Optional Arbitration Appeal shall not apply.

(k)	The arbitration procedures, hearings, documents and award shall remain strictly confidential between the parties.

36.            SCHEDULES

The following Schedules attached hereto are incorporated herein and form part of this Agreement:

A - Purchased Assets;

B – Existing Liabilities

C – Allocation

D – Bill of Sale

37.            HEADINGS

The headings of the clauses of this agreement are inserted for convenience of reference only and shall not constitute a part hereof.

38.            TIME OF ESSENCE

Time shall be of the essence of this agreement.

39.            COUNTERPARTS

This Agreement may be executed in any number of counterparts and by facsimile or other electronic means, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which shall together be deemed to be an original, notwithstanding that all of the parties are not signatory to the same counterpart.

IN WITNESS WHEREOF this agreement was duly executed by the parties to take effect as of the day and year first above written.

SANTE VERITAS THERAPEUTICS INC.

by its authorized signatory:

/s/ Gary Santo
Name: Gary Santo
Title: Director

1120419 B.C. LTD.
by its authorized signatory:

/s/ Chris Orlinis
Name: Chris Orlinis
Title: President

SCHEDULE “A”

Purchased Assets

[*]

Excluded Assets

For greater certainty, the parties acknowledge that the following do not form a part of and are excluded from the Purchased Assets being transferred under this agreement.

1.	Books and records held in storage by Iron Mountain.

2.	All assets currently located at Vendor’s office location on Marine Ave., Powell River, British Columbia and more particularly described below.

SCHEDULE “B”

Existing Liabilities

[***]

SCHEDULE “C”

Allocation of Purchase Price

Equipment	$75,000.00
Leasehold Improvements	$825,000.00

SCHEDULE “D”

Bill of Sale

BILL OF SALE (ABSOLUTE)

This Bill of Sale is made the 27th day of October, 2021.

BETWEEN:

SANTE VERITAS THERAPEUTICS INC.

(the “Vendor”)

AND:

MERIDIAN 125W CULTIVATION LTD.

(the “Purchaser”)

WHEREAS:

A.	The Vendor is the owner of the chattels (hereinafter called the “Chattels”) described in the Schedule hereto.

B.	The Purchaser has agreed to purchase the Chattels from the Vendor.

NOW THIS BILL OF SALE WITNESSES THAT: in consideration of $10.00 and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by all parties.

1.	The Vendor hereby warrants and agrees with the Purchaser that:

(a)	the Vendor has title to the Chattels and good right to sell them to the Purchaser;

(b)	the Purchaser shall hold the Chattels for the Purchaser’s own use and benefit, without any claim or demand of the Vendor or any other person;

(c)	the Vendor shall indemnify the Purchaser against any charge or encumbrance which may be presently existing upon the Chattels, except such as may be set forth in the Schedule; and

(d)	the Vendor shall execute such further assurances of the Chattels as the Purchaser may reasonably require.

2.	This Bill of Sale shall enure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors and assigns, as the case may be.

IN WITNESS WHEREOF the Vendor has executed this Bill of Sale, effective the day and year first above written

SANTE VERITAS THERAPEUTICS INC.
Per:

Gary Santo, Director

MERIDIAN 125W CULTIVATION LTD.
Per:

Sanjay Sharma, Director

SCHEDULE

To Bill of Sale dated October 27th, 2021 respecting the tangible assets used by Sante Veritas Therapeutics Inc. in the business located at 6270 Yew Street, Powell River, British Columbia V8A 4K1 (the “Premises”).

All equipment as listed in the attached Equipment List, and leasehold improvements at the Premises, as more particularly described in that Asset Purchase Agreement dated October 27th, 2021 among, inter alia, the Vendor and Sanjay Sharma, later assigned to the Purchaser, and all addendums thereto.

The purchase price of the Chattels shall be $900,000.00 to be allocated as follows:

Equipment: $75,000.00
Leasehold Improvements: $825,000.00